Exhibit 99(b)
PRO FORMA FINANCIAL INFORMATION
LSB BANCSHARES, INC. AND FNB FINANCIAL SERVICES CORPORATION
     The following Unaudited Pro Forma Condensed Combined Consolidated Statement of Financial Condition combines the historical Consolidated Statement of Financial Condition of LSB Bancshares, Inc. (“LSB”) and its subsidiaries and the historical Consolidated Statement of Financial Condition of FNB Financial Services Corporation (“FNB”) and its subsidiaries giving effect to the merger of FNB with and into LSB (now called “NewBridge Bancorp”), as if it had occurred on March 31, 2007, as an acquisition by LSB of FNB using the purchase method of accounting and giving effect to the related pro forma adjustments described in the accompanying Notes to the Unaudited Pro Forma Condensed Combined Consolidated Financial Statements.
     The following Unaudited Pro Forma Condensed Combined Consolidated Statements of Income for the three months ended March 31, 2007, and the year ended December 31, 2006, combine the historical Consolidated Statements of Income of LSB and its subsidiaries and FNB and its subsidiaries giving effect to the merger as if the merger had become effective at the beginning of each period presented, as an acquisition by LSB of FNB using the purchase method of accounting and giving effect to the related pro forma adjustments described in the accompanying Notes to the Unaudited Pro Forma Condensed Combined Consolidated Financial Statements.
     The Unaudited Pro Forma Condensed Combined Consolidated Financial Statements included herein are presented for informational purposes only. This information includes various estimates and may not necessarily be indicative of the financial position or results of operations that would have occurred if the Merger had been consummated on the date or at the beginning of the period indicated or which may be attained in the future. The unaudited pro forma condensed combined consolidated financial statements and accompanying notes should be read in conjunction with and are qualified in their entirety by reference to the historical financial statements and related notes thereto of LSB and its subsidiaries and FNB and its subsidiaries, such information and notes thereto incorporated by reference herein.
     We anticipate that the Merger will provide the combined company with financial benefits that include reduced operating expenses. The pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the benefits of expected cost savings or opportunities to earn additional revenue and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had our companies been combined during these periods.
Table follows on next page

LSB BANCSHARES, INC. AND FNB FINANCIAL SERVICES CORPORATION
Unaudited Pro Forma Condensed Combined Consolidated Statement of Financial Condition
As of March 31, 2007

	LSB	FNB	Proforma	Proforma
	Historical	Historical	Adjustment	Combined
	(In thousands)
ASSETS
Cash and due from banks	$27,963	$19,336	$—	$47,299
Interest-bearing bank balances	2,965	2,983	—	5,948
Federal funds sold	8,473	—	—	8,473
Investment securities:
Held to maturity, at amortized cost	29,887	—	—	29,887
Available for sale, at market value	116,097	222,460	—	338,557
Federal Home Loan Bank and Federal Reserve Bank stock	—	5,910	—	5,910
Loans	772,848	687,879	(1,681)	1,459,046
Less, allowance for loan losses	(9,722)	(12,640)	1,887	(20,475)

Net loans	763,126	675,239	206	1,438,571

Premises and equipment	19,902	20,526	3,530	43,958
Goodwill (Note 3)	—	—	45,123	45,123
Core deposit intangible (Note 3)	—	—	7,697	7,697
Other assets	17,070	50,702	(848)	66,924

TOTAL ASSETS	$985,483	$997,156	$55,708	$2,038,347

LIABILITIES
Deposits:
Demand	$163,101	$85,447	$—	$248,548
Savings, NOW and money market accounts	387,263	200,205	—	587,468
Certificates of deposit	300,022	515,486	4,778	820,286

Total Deposits	850,386	801,138	4,778	1,656,302
Federal funds purchased and securities sold under agreements to repurchase	784	10,546	—	11,330
Securities sold under a reverse repurchase agreement	—	21,000	59	21,059
Borrowings from the Federal Home Loan Bank	37,000	55,000	49	92,049
Junior subordinated notes	—	25,774	—	25,774
Unfunded projected pension and other post retirement benefit obligation	1,154	2,291	—	3,445
Other liabilities (Note 3)	6,551	8,356	4,829	19,736

TOTAL LIABILITIES	895,875	924,105	9,715	1,829,695

SHAREHOLDERS’ EQUITY
Common stock (Note 2)	42,063	7,064	30,728	79,855
Paid-in capital	8,091	23,039	58,213	89,343
Directors’ deferred plan	(1,468)	—	—	(1,468)
Retained earnings	43,000	45,920	(45,920)	43,000
Accumulated other comprehensive income (loss)	(2,078)	(2,972)	2,972	(2,078)

TOTAL SHAREHOLDERS’ EQUITY	89,608	73,051	45,993	208,652

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$985,483	$997,156	$55,708	$2,038,347

The accompanying notes are an integral part of the unaudited proforma condensed combined consolidated financial information.

LSB BANCSHARES, INC. AND FNB FINANCIAL SERVICES CORPORATION
Unaudited Pro Forma Condensed Combined Consolidated Statement of Income
For the Three Months Ended March 31, 2007

	LSB	FNB	Proforma	Proforma
	Historical	Historical	Adjustment	Combined
	(In thousands, except per share data)
INTEREST INCOME:
Interest and fees on loans	$15,338	$14,411	$9	$29,758
Interest on investment securities:
Taxable	1,235	1,568	157	2,960
Tax exempt	318	671	—	989
Interest-bearing bank balances	101	—	—	101
Federal funds sold	102	89	—	191
Other interest income	—	120	—	120

Total interest income	17,094	16,859	166	34,119
INTEREST EXPENSE:
Deposits	6,016	7,808	(1,133)	12,691
Securities sold under a reverse repurchase agreement	—	228	(2)	226
Junior subordinated notes	—	440	—	440
Securities sold under agreements to repurchase and federal funds purchased	2	93	—	95
Borrowings from the Federal Home Loan Bank	827	671	(2)	1,496

Total interest expense	6,845	9,240	(1,137)	14,948

Net interest income	10,249	7,619	1,303	19,171
Provision for loan losses	957	54	—	1,011

Net interest income after provision for loan losses	9,292	7,565	1,303	18,160

NONINTEREST INCOME:
Service charge on deposit accounts	1,483	762	—	2,245
Mortgage banking income	76	130	—	206
Other noninterest income	1,824	396	—	2,220

Total non-interest income	3,383	1,288	—	4,671
NONINTEREST EXPENSE:
Personnel expense	5,318	4,349	—	9,667
Occupancy expense	503	567	—	1,070
Equipment depreciation and maintenance	599	761	(21)	1,339
Amortization of core deposit intangible	—	—	88	88
Other noninterest expense	3,645	2,173	—	5,818

Total noninterest expense	10,065	7,850	67	17,982

Income before income taxes	2,610	1,003	1,236	4,849
Income taxes	840	306	470	1,616

Net income	$1,770	$697	$766	$3,233

Earnings Per Share:
Basic	$0.21	$0.10	—	$0.20
Diluted	$0.21	$0.10	—	$0.20
Weighted Average Shares Outstanding:
Basic	8,415,078	7,063,303	494,431	15,972,812
Diluted	8,426,763	7,207,494	501,801	16,136,058
The accompanying notes are an integral part of the unaudited pro forma condensed combined consolidated financial information.

LSB BANCSHARES, INC. AND FNB FINANCIAL SERVICES CORPORATION
Unaudited Pro Forma Condensed Combined Consolidated Statement of Income
For the Year Ended December 31, 2006

	LSB	FNB	Proforma	Proforma
	Historical	Historical	Adjustment	Combined
	(In thousands, except per share data)
INTEREST INCOME:
Interest and fees on loans	$60,396	$63,598	$41	$124,035
Interest on investment securities:
Taxable	4,528	6,376	627	11,531
Tax exempt	1,237	1,838	—	3,075
Interest-bearing bank balances	350	—	—	350
Federal funds sold	812	610	—	1,422
Other interest income	0	512	—	512

Total interest income	67,323	72,934	668	140,925
INTEREST EXPENSE:
Deposits	21,057	29,035	(3,776)	46,316
Securities sold under a reverse repurchase agreement	—	61	(7)	54
Junior subordinated notes	—	1,712	—	1,712
Securities sold under agreements to repurchase and federal funds purchased	12	383	—	395
Borrowings from the Federal Home Loan Bank	3,126	3,351	(4)	6,473

Total interest expense	24,195	34,542	(3,787)	54,950

Net interest income	43,128	38,392	4,455	85,975
Provision for loan losses	5,510	1,435	—	6,945

Net interest income after provision for loan losses	37,618	36,957	4,455	79,030

NONINTEREST INCOME:
Service charge on deposit accounts	6,884	3,802	—	10,686
Mortgage banking income	390	828	—	1,218
Other noninterest income	7,016	878	—	7,894

Total non-interest income	14,290	5,508	—	19,798
NONINTEREST EXPENSE:
Personnel expense	22,497	16,034	—	38,531
Occupancy expense	1,922	1,719	—	3,641
Equipment depreciation and maintenance	2,206	3,014	(89)	5,131
Amortization of core deposit intangible			353	353
Other noninterest expense	16,699	8,140	—	24,839

Total noninterest expense	43,324	28,907	264	72,495

Income before income taxes	8,584	13,558	4,191	26,333
Income taxes	2,584	4,445	1,593	8,622

Net income	$6,000	$9,113	$2,598	$17,711

Earnings Per Share:
Basic	$0.71	$1.29	—	$1.10
Diluted	$0.71	$1.26	—	$1.09
Weighted Average Shares Outstanding:
Basic	8,480,621	7,058,582	494,101	16,033,304
Diluted	8,509,679	7,228,061	505,964	16,243,704
The accompanying notes are an integral part of the unaudited proforma condensed combined consolidated financial information.

LSB BANCSHARES, INC. AND FNB FINANCIAL SERVICES CORPORATION
NOTES TO UNAUDITED PRO FORMA COMBINED
CONSOLIDATED FINANCIAL STATEMENTS
For the Year Ended December 31, 2006
and As of and For the Three Months Ended March 31, 2007
Note 1. Basis of Presentation
     The merger will be accounted for as an acquisition by LSB of FNB using the purchase method of accounting reflecting the acquisition by LSB of FNB and, accordingly, the assets and liabilities of FNB will be recorded at their respective fair values on the date the merger is completed. The merger will be effected by the issuance of shares of LSB common stock, $5.00 par value (“LSB Stock”) to FNB shareholders. Each share of FNB common stock, $1.00 stated value (“FNB Stock”) will be exchanged for 1.07 shares of LSB Stock. No fractional shares of LSB stock will be issued. Holders of FNB Stock will receive cash in lieu of fractional shares, determined by multiplying (i) the average of the closing-sale prices of LSB Stock on the Global Select Market of The NASDAQ Stock Market, LLC as reported by The Wall Street Journal for the five (5) trading days immediately preceding the date of the merger by (ii) the fraction of a share (rounded to the nearest thousandth when expressed in decimal form) of LSB Stock to which such holder would otherwise be entitled to receive. The shares of LSB Stock issued to effect the merger are assumed to be recorded at $15.47 per share. This amount was determined by averaging the price of shares of LSB Stock over the period two days before and five days after the announcement of the merger.
     The proforma financial information includes estimated adjustments to record assets and liabilities of FNB at their respective fair values. The proforma adjustments included herein are subject to change as additional information becomes available and as additional analyses are performed.
     The final allocation of the purchase price will be determined after the merger is completed and additional analyses are performed to determine the fair values of FNB’s tangible and identifiable intangible assets and liabilities as of the date the merger is completed. Changes in the fair value of the net assets of FNB as of the date of the merger will change the amount of purchase price allocable to excess purchase price. The further refinement of transaction costs will change the amount of excess purchase price recorded. In addition, changes in FNB’s shareholders’ equity, including net income, between April 1, 2007 and the date of the merger will also change the amount of excess purchase price recorded. The final adjustments may be materially different from the unaudited proforma adjustments presented herein.
     The proforma financial information for the merger is included only as of and for the three months ended March 31, 2007, and for the year ended December 31, 2006. The unaudited proforma information is not necessarily indicative of the results of operations or the combined financial position that would have resulted had the merger been completed at the beginning of the applicable periods presented, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined company.

Note 2. Adjustments to Equity
     The proforma financial information reflects the issuance of 7,558,429 shares of LSB Stock with an aggregate par value of approximately $37.792 million. The table below provides the calculation of the number of shares issued:

As of
March 31, 2007
FNB Stock outstanding	7,063,952
Exchange ratio	1.07
LSB Stock issued	7,558,429
     The proforma financial information includes adjustments to shareholders’ equity for the elimination of FNB’s accumulated other comprehensive loss of $2.972 million and the elimination of FNB’s undivided profits of $45.920 million. All of these amounts have been reclassified into surplus. In addition to these equity adjustments, $2.1 million was included in the purchase price for the estimated fair value of all unexercised FNB stock options assumed upon the merger and $4.8 million was included in the purchase price for estimated transaction costs. The $2.1 million is a preliminary estimate based on the intrinsic value of the options. The final estimate of fair value of the FNB stock options will be based on the Black-Scholes option model.

LSB BANCSHARES, INC. AND FNB FINANCIAL SERVICES CORPORATION
NOTES TO UNAUDITED PRO FORMA COMBINED
CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
     The following table provides a summary of pro forma adjustments to shareholders’ equity:

	As of March 31, 2007
	(In thousands, except share
	and par value amounts)
Common stock adjustment
Shares of LSB common stock issued	7,558,429
LSB par value	$5.00	$37,792

Less FNB common stock		(7,064)

Common stock adjustment		30,728

Paid-in capital adjustment
Purchase price — FNB common shares (see Note 3)		116,938
Purchase price — estimated fair value of
FNB’s stock options		2,106
FNB retained earnings		45,920
FNB accumulated other comprehensive loss		(2,972)
FNB shareholders’ equity		(73,051)
Common stock adjustment		(30,728)

Paid-in capital adjustment		58,213

Retained earnings adjustment — FNB		(45,920)
Elimination of FNB accumulated other comprehensive loss		2,972

Total shareholders’ equity adjustment		$45,993

Note 3. Purchase Accounting Adjustments
     The purchase accounting adjustments included in the proforma statement of financial condition include adjustments to loans, property and equipment, interest-bearing deposits, and long-term borrowings of ($1.7) million, $3.5 million, $4.8 million, and $108,000, respectively. These adjustments are based on preliminary valuations. The adjustments recorded for these assets and liabilities on the Merger date could vary significantly from the proforma adjustments included herein depending on changes in interest rates and the components of the assets and liabilities.
     The purchase accounting adjustments include a core deposit intangible asset adjustment of $7.7 million. The $7.7 million was calculated by applying a premium of 2.69% to FNB’s core deposits. Core deposits are defined as all non-interest bearing deposits and interest-bearing transaction accounts excluding non-core time deposits. The amortization of the core deposit intangible in the proforma statements of operations is assumed to be over the estimated life using an accelerated method. An analysis to determine if other identifiable intangible assets exist has not yet been completed. Upon completion of this analysis, additional intangible assets may be recorded which will affect the purchase price allocation.
     The proforma statement of financial condition includes an estimated $4.8 million adjustment to reflect the amounts allocated to liabilities expected to be assumed in the merger. The estimated liabilities assumed in the merger include costs to cancel contracts that will provide no future benefit to the combined company and investment banker and legal fees incurred in connection with the transaction. The $4.8 million proforma adjustment is included in other liabilities and relates to costs associated with both FNB and LSB.
     The proforma financial statements also include an adjustment to establish a net deferred tax liability of $1.1 million which is based on 38% of all purchase accounting adjustments to assets and liabilities with the exception of excess purchase price. This deferred income tax adjustment is included in other liabilities.
     In addition, the proforma statement of financial condition includes an estimated $1.9 million adjustment to allowance for loan losses, which represents the estimated impact of Statement of Position 03-3, Accounting for Certain Loans or Debt Securities Acquired in a Transfer (“SOP 03-3”), on this transaction.
     The following table provides the calculation and allocation of the purchase price used in the proforma financial statements:

(in thousands, except share data)

Purchase price:
Shares of FNB stock outstanding	7,063,952
Exchange ratio	1.07	7,558,429

Average share price of LSB Stock over the period two days before and five days after the announcement of the merger		$15.47

Purchase price per FNB Stock		116,938
Estimated fair value of FNB’s stock options		2,106

Purchase price		119,044
Net assets acquired
FNB shareholders’ equity	$73,051
FNB’s excess purchase price and other intangibles	(848)	(72,203)

Excess of purchase price over carrying value of net assets acquired		46,841
Estimated adjustments to reflect fair value of assets acquired and liabilities assumed
Loans, net of unearned income		1,681
Allowance for loan losses		(1,887)
Property and equipment		(3,531)
Estimated core deposit intangible
FNB’s core deposits	$285,652
Premium rate	2.69%	(7,697)

Estimated liabilities assumed
Personnel related	$1,240
Data processing	930
Professional fees	1,698
Other	910	4,778
Interest-bearing deposits		3,776
Long-term borrowings		108
Deferred income taxes (included in other liabilities)
Loans	$(1,681)
Allowance for loan losses	1,887
Property and equipment	3,531
Estimated core deposit intangible	7,697
Liabilities assumed	(4,778)
Interest-bearing deposits	(3,776)
Long-term borrowings	(108)

Net increase in temporary differences	$2,772
Income tax rate	38%	1,053

Goodwill		$45,123

LSB BANCSHARES, INC. AND FNB FINANCIAL SERVICES CORPORATION
NOTES TO UNAUDITED PRO FORMA COMBINED
CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
Note 4. Proforma Statement of Income
     The proforma condensed combined statements of income for the three months ended March 31, 2007 and for the year ended December 31, 2006 include adjustments for the amortization of the estimated core deposit intangible, the estimated amortization or accretion of purchase accounting adjustments made to loans, investment securities, property and equipment, interest-bearing deposits, long-term borrowings and the related tax effect of all the adjustments. The amortization or accretion of the purchase accounting adjustments made to loans, investment securities, interest-bearing deposits and long-term borrowings was estimated based on estimated weighted average maturities.
     The estimated restructuring and merger related expenses discussed in Note 5 are not included in the proforma statements of income since they will be recorded in the combined results of operations as they are incurred after completion of the merger and are not indicative of what the historical results of the combined company would have been had the companies been actually combined during the periods presented.
     Additionally, LSB expects to realize approximately $5 million in annual cost savings following the merger, which LSB expects to be phased in over a two-year period. These cost savings are not reflected in the proforma financial information.
     The adjustments reflected in the proforma condensed combined statements of income are presented in the accompanying table below.

	Three Months	Year Ended
	Ended March 31,	December 31,
	2007	2006
	(In thousands)
Amortization of loan purchase accounting adjustment	$9	$455
Amortization of unrealized losses on available for sale securities accounting adjustment	157	627
Amortization of deposit purchase accounting adjustment	1,133	5,486
Amortization of property and equipment adjustment	21	89
Amortization of long-term borrowings purchase accounting adjustment	4	11
Amortization of core deposit intangible established through purchase accounting	(88)	(353)

Increase in income before income taxes	1,236	4,191
Income tax rate	38%	38%

Income tax adjustment	470	1,593

Increase in net income	$766	$2,598

LSB BANCSHARES, INC. AND FNB FINANCIAL SERVICES CORPORATION
NOTES TO UNAUDITED PRO FORMA COMBINED
CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
Note 5. Merger Costs
     In connection with the merger, LSB and FNB have begun to further develop their preliminary plans to consolidate the operations of LSB and FNB. Over the next several months, the specific details of these plans will be refined. LSB and FNB are currently in the process of assessing the two companies’ personnel, benefit plans, premises, equipment, computer systems and service contracts to determine where we may take advantage of redundancies or where it will be beneficial or necessary to convert to one system. Certain decisions arising from these assessments may involve canceling contracts between either LSB or FNB and certain service providers. The costs associated with such decisions will be recorded as purchase accounting adjustments, which have the effect of increasing the amount of the purchase price allocable to goodwill. It is expected that all such costs will be identified and recorded within one year of completion of the merger and all such actions required to effect these decisions would be taken within one year after finalization of these plans. The proforma condensed combined consolidated statement of financial condition includes a preliminary estimate of such costs of $4.8 million, which represents liabilities assumed. See Note 3 for additional discussion.